Exhibit 99.1

Health In Tech Reports Third Quarter 2026 Financial Results

Contracted Revenue of $32.7 Million for the First Nine Months of 2026
Pipeline Revenue of $156.4 Million as of October 30, 2026
Distribution Partners Grew 15.9% Year Over Year

Stuart, FL., November 12, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT) (“Health In Tech” or the “Company”), an AI-enabled InsurTech platform company, today announced its unaudited financial results for the third quarter ended September 30, 2026.

Third Quarter and Nine-Month 2026 Highlights

●	Distribution Partners, including brokers, third-party administrators (“TPAs”) and agencies, reached 984 as of September 30, 2026, an increase of 15.9% year over year.

●	Q3 2026 Revenue was $6.6 million, compared with $8.5 million in Q3 2025. Nine-month 2026 revenue was $23.4 million, compared with $25.8 million in the prior year period.

●	Contracted Revenue[1] totaled $32.7 million for the first nine months of 2026, of which $24.4 million was recognized as GAAP revenue, before the enrollment adjustment and refund liability. The remaining $6.1 million and $2.2 million are expected to be recognized as GAAP revenue in the fourth quarter of 2026 and in 2027, respectively.

●	Pipeline Revenue[2] as of October 30, 2026 was $156.4 million, of which $2.6 million was contracted subsequent to quarter end. The remaining $153.8 million represents policies in quoting or binding status, with an expected conversion rate of 3% to 7%.

●	Net Loss for Q3 2026 was $7.1 million, or $(0.11) per diluted share, and included a provision for credit losses of $5.3 million, compared to net income of $0.5 million, or $0.01 per diluted share, in Q3 2025. Net loss for the first nine months of 2026 was $11.2 million, or $(0.18) per diluted share, and included a provision for credit losses of $6.1 million, compared to net income of $1.6 million, or $0.03 per diluted share, for the first nine months of 2025.

●	Adjusted EBITDA[3] was $(3.9) million for Q3 2026 and $(6.6) million for the first nine months of 2026, reflecting continued investment in distribution, technology, and product development.

●	Platform Placed Plan Value (“PPPV”)[4] was $91.8 million as of September 30, 2026.

●	Cash balance was $10.1 million as of September 30, 2026.

CEO Commentary

Sanjay Shrestha, Chief Executive Officer of Health In Tech, commented:

“It is a privilege to lead Health In Tech into its next chapter, and I want to thank Tim Johnson, our founder and Executive Chairman, and the Board for their confidence. Throughout my career, I have focused on scaling businesses, developing growth strategies, and leveraging capital markets to support long-term value creation. I have substantial operational experience scaling new products from incubation to meaningful commercial scale, building large scale process plants, and renewable assets on global basis. These experiences reinforce the importance of aligning commercial execution, operational discipline, and capital allocation. Having previously served as a director on Health In Tech’s Board and then as a strategic advisor to the Board, I have gained valuable perspective on the Company’s technology foundation, business model, and market opportunities. I look forward to bringing my experience and a fresh perspective to help unlock the next phase of growth.

Health In Tech has established a strong technology foundation and a substantial pipeline of commercial opportunities. For the first nine months 2026, we had $32.7 million Contracted Revenue and as of September 30, 2026, we had achieved $91.8 million in Platform Placed Plan Value. As of October 30, 2026, our pipeline represented approximately $156.4 million in potential annualized revenue, which we refer to as pipeline revenue. These metrics illustrate the scale of activity across our marketplace and the opportunities ahead. However, we recognize that our reported financial performance has not yet fully reflected the potential of our platform. Our immediate priority is to improve quote-to-bind conversion, translate marketplace activity into placed policies and recognized revenue, and strengthen overall financial performance.

During 2026, the Company has invested in expanding its distribution network, strengthening carrier and strategic partnerships, and advancing new technology and products. Our existing eDIYBS and SMR platforms, together with HitRix, HitChain and the Three-Year Rate Stabilization Program, provide multiple avenues for future growth. As we move into 2027, our focus will increasingly shift toward commercialization, disciplined execution, and generating measurable returns from these investments.

Since assuming the CEO role, I have initiated a comprehensive review of our commercial operations, organizational capabilities, cost structure, and capital allocation priorities. We are focused on strengthening commercial execution, improving operating efficiency, and scaling our existing businesses. At the same time, we will evaluate strategic acquisitions, partnerships, and other expansion opportunities that could complement our platform, accelerate growth, and enhance long-term shareholder value. We expect to provide a more detailed update on our strategic priorities when we report our full-year 2026 results.

With Tim continuing to lead long-term strategy, technology innovation, and product development as Executive Chairman, we have an opportunity to combine his deep insurance industry expertise and entrepreneurial vision with my experience in business scaling, capital markets, and strategic execution. Our objective is to transform the strong foundation we believe Health In Tech has built into a more scalable, commercially successful, and financially disciplined business that creates sustainable long-term shareholder value.”

Corporate and Strategic Highlights

●	HitRix Launch. Launched HitRix in September 2026, an AI-powered, broker-first marketplace designed to modernize the large-group self-funded stop-loss insurance placement process. By automating data ingestion, streamlining submissions across multiple carriers and managing general underwriters (“MGUs”), and enabling more efficient proposal comparisons, HitRix aims to reduce manual workflows, enhance broker productivity, improve quoting efficiency, and drive higher policy placement conversion rates.

●	Three-Year Rate Stabilization Program. The Company continues to advance its Three-Year Rate Stabilization Program, designed to provide employers with greater predictability in stop-loss insurance costs over a multi-year period. The Company has secured its first client. With the initial launch targeted by year-end 2026, the Company is prioritizing disciplined execution and aims to establish a foundation for converting its pipeline into future commercial growth.

●	Strategic Leadership Transition. Appointed Sanjay Shrestha as Chief Executive Officer, effective October 20, 2026, to lead commercial execution, business expansion, and strategic growth. Mr. Shrestha brings extensive experience in public-company leadership, capital markets, and strategic acquisitions, as well as an established understanding of Health In Tech through both his prior service as a member of our Board and, later, as a strategic advisor to our Board. Founder Tim Johnson transitioned to Executive Chairman to focus on long-term strategy, technology innovation, and product development.

●	Strengthened Board Expertise. Elected Tim Cortes as an independent director at the Company’s November 10, 2026 Annual Meeting of Stockholders, bringing extensive technology and engineering leadership experience to our Board.

●	Updated 2026 Revenue Outlook. The Company revised its full-year 2026 revenue outlook to approximately $30 million, modestly below 2025 revenue. The revision primarily reflects the delayed commencement of certain new policies resulting from the transition to a new carrier, which temporarily extended underwriting and onboarding timelines. These delays shifted the anticipated revenue contribution from certain new business opportunities into 2027, rather than reflecting a loss of the underlying opportunities. With the carrier transition substantially completed, the Company is focused on accelerating policy onboarding, improving conversion rates, and translating its existing pipeline into revenue growth in 2027.

End Notes

1.	Contracted Revenue is a period-based operating metric and is not a point-in-time backlog measure. Contracted Revenue includes contractual revenue associated with policies that are in force at any time during the applicable reporting period. For each such policy, Contracted Revenue includes: contractual revenue attributable to the portion of the policy term falling within the reporting period, including the amount recognized as GAAP revenue during the reporting period; and remaining contractual revenue expected to be recognized in future periods over the remaining contractual term of that policy. Revenue attributable to periods before the beginning of the applicable reporting period is excluded. A policy that expired or lapsed before the beginning of the reporting period is also excluded. If a policy expires or lapses during the reporting period, Contracted Revenue includes revenue attributable to that policy only through its expiration or lapse date, and no revenue is included for periods thereafter. Standard self-funded plan policies generally have a contractual term of 12 months, while our Three-Year Rate Stabilization Program is designed with a 36-month contractual term. Revenue is recognized under U.S. GAAP on a straight-line basis over the policy term, beginning on the policy’s effective date. Accordingly, Contracted Revenue includes contractual revenue associated with policies that are in force at any time during the applicable reporting period. If a policy expires or lapses during the reporting period, Contracted Revenue includes revenue attributable to that policy only through its expiration or lapse date, and no revenue is included for periods thereafter. Contracted revenue is presented prior to the impact of monthly employers’ enrollment adjustments during the contractual period, including changes in enrolled employees, plan mix, and other factors that may affect premium and fees. Accordingly, actual revenue recognized in future periods may differ from Contracted Revenue. Contracted Revenue is an operating metric and is not a substitute for GAAP revenue.

2.	Pipeline Revenue represents revenue from self-funded plan policies that are being quoted, are in binding status, or have been contracted subsequent to the end of the reporting period. This metric reflects the entire contractual term of the underlying policies, some of which may not ultimately convert to revenue.

3.	Adjusted EBITDA is a non-GAAP financial measure. Additional information and reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is provided in the “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA” section of this release.

4.	Platform Placed Plan Value (“PPPV”) represents the aggregate contractual value of self-funded health plans with stop-loss insurance (self-funded stop-loss plans) placed through the Company’s platform during the fiscal year through the applicable fiscal quarter end, measured over each plan’s full contractual term of typically 12 or 36 months from the plan’s effective date. PPPV reflects the total economic value flowing through the platform, including premium, claim funding, and administrative fees, and is a measure of platform transaction volume rather than an indication of the Company’s own revenue or take rate.

Conference Call Details

Health In Tech will host a conference call to discuss its financial results for the third quarter of 2026 on November 12, 2026, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Adjusted EBITDA to provide investors with additional insight into operational performance and to facilitate comparison with other companies in the industry. Adjusted EBITDA should not be considered an alternative to net income, operating income, or other GAAP measures. A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” “objective” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements made in this press release include, but are not limited to, statements regarding the expected benefits of the Company’s leadership transition; the Company’s strategic focus on accelerating organic growth, commercial execution, expanding adoption of its solutions and strengthening distribution and carrier partnerships; the Company’s intention to evaluate and pursue potential acquisitions, strategic investments, partnerships and other business opportunities; and the Company’s ability to create long-term shareholder value.

These forward-looking statements are based on current expectations and beliefs concerning future events and developments and their potential effects on Health In Tech and are subject to numerous known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Health In Tech’s control, that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to: risks related to the leadership transition, including our ability to successfully integrate new management and retain key personnel; our ability to identify, negotiate, finance, complete and integrate acquisitions or other strategic transactions and investments on favorable terms, or at all; our ability to obtain funding for our operations and to enhance our current systems and expand our service offerings; our ability to regain and maintain compliance with The Nasdaq Stock Market LLC continued listing requirements; the success, cost and timing of our product development activities; our ability to attract and retain key personnel and qualified employees; our ability to attract new customers and to develop new, and enhance existing, products and services; the impact of competition in our industry and innovation by our competitors; risks related to cybersecurity incidents or other network disruptions; risks related to the use of third-party artificial intelligence; our ability to comply with new or modified laws and regulations applicable to our business, including with respect to the insurance services industry and data privacy requirements; our ability to protect our intellectual property rights and maintain and build our brand; the future trading price of our common stock; and other risks and uncertainties described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made in this press release speaks only as of the date of this press release. New risks and uncertainties may emerge from time to time, and it is not possible for Health In Tech to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by applicable law, Health In Tech does not undertake, and expressly disclaims, any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

About Health In Tech

Health In Tech, Inc. (Nasdaq: HIT) is an AI-enabled InsurTech platform company, which offers a marketplace that improves processes in the health insurance industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, Managing General Underwriter (“MGUs”) and third-party administrators (“TPAs”). Health In Tech’s platform serves as a marketplace for brokers, TPAs, MGUs and carriers to access self-funded health insurance for employers, providing functions including customized self-funded health plans, bindable stop-loss quotes, AI-enabled underwriting, claims administration and reporting integration.

Health In Tech, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Revenues from underwriting modeling (ICE)	$632,613	$1,389,604	$3,374,074	$5,832,164
Revenues from fees (SMR)	5,954,439	7,100,489	20,041,244	19,986,762
Total revenues	6,587,052	8,490,093	23,415,318	25,818,926

Cost of revenues	3,524,692	3,346,277	11,921,066	9,009,841

Gross profit	3,062,360	5,143,816	11,494,252	16,809,085

Operating expenses
Sales and marketing expenses	2,061,695	962,567	6,569,185	3,279,560
General and administrative expenses	3,116,656	3,455,996	10,104,489	10,472,224
Provision for credit losses	5,337,768	(4,089)	6,074,587	1,901
Research and development expenses	938,564	235,819	2,734,770	1,356,149
Total operating expenses	11,454,683	4,650,293	25,483,031	15,109,834

Other income (expense):
Interest income	64,627	111,699	201,666	305,263
Interest expense	(20,000)	—	(20,000)	—
Financing transaction costs	(799,630)	—	(799,630)	—
Change in fair value of SEPA derivative liability	(2,235)	—	(2,235)	—
Change in fair value of convertible notes – FVO	(69,502)	—	(69,502)	—
Other income	310	—	122,644	118,399
Other expense	(35,375)	(5,000)	(87,716)	(5,000)
Total other income (expense), net	(861,805)	106,699	(654,773)	418,662
(Loss) income before income tax expense	(9,254,128)	600,222	(14,643,552)	2,117,913
Income tax benefit (expense)	2,147,653	(148,046)	3,437,610	(536,514)

Net (loss) income	(7,106,475)	452,176	(11,205,942)	1,581,399
Net loss attributable to noncontrolling interests	(40,062)	—	(40,224)	—

Net (loss) income attributable to common stockholders	$(7,066,413)	$452,176	$(11,165,718)	$1,581,399

Net (loss) income per share
Basic	$(0.11)	$0.01	$(0.18)	$0.03
Diluted	$(0.11)	$0.01	$(0.18)	$0.03

Weighted average common shares outstanding:
Basic	63,078,291	56,432,407	61,107,984	55,484,860
Diluted	63,078,291	58,774,334	61,107,984	57,477,873

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(7,066,413)	$452,176	$(11,165,718)	$1,581,399
Interest income	(44,627)	(111,699)	(181,666)	(305,263)
Amortization expense	278,747	217,981	1,002,534	489,947
Income tax (benefit) expense	(2,147,653)	148,046	(3,437,610)	536,514
Stock-based compensation expense, including employer payroll taxes related to stock-based awards	730,041	292,552	2,133,849	1,493,686
Provision for credit losses on other receivables	2,582,529	—	3,322,302	—
Provision for credit losses on loans receivable	863,992	—	863,992	—
Financing transaction costs	799,630	—	799,630	—
Change in fair value of SEPA derivative liability	2,235	—	2,235	—
Change in fair value of convertible notes – FVO	69,502	—	69,502	—
Other non-recurring items	—	—	37,341	—
Total net adjustments	3,134,396	546,880	4,612,109	2,214,884

Adjusted EBITDA	$(3,932,017)	$999,056	$(6,553,609)	$3,796,283

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$10,127,237	$7,669,754
Accounts receivable, net of allowance for credit losses of $1,882,457 and $0 as of September 30, 2026 and December 31, 2025, respectively	3,177,652	756,288
Loans receivable, net of allowance for credit losses of $863,992 and $0 as of September 30, 2026 and December 31, 2025, respectively	—	815,995
Other receivables, net of allowance for credit losses of $3,502,581 and $377,587 as of September 30, 2026 and December 31, 2025, respectively	1,669,747	3,467,814
Deferred offering costs	180,987	170,977
Prepaid expenses and other current assets	1,933,469	3,280,148
Total current assets	17,089,092	16,160,976
Non-current assets
Software	8,148,785	6,530,894
Operating lease - right-of-use assets	85,776	139,940
Long-term prepaid expenses	17,956	258,151
Deferred tax assets, net	2,691,345	—
Total non-current assets	10,943,862	6,928,985
Total assets	$28,032,954	$23,089,961

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$8,348,263	$4,188,811
SEPA derivative liability	82,629
Convertible notes payable, at fair value	6,639,108
Operating lease liabilities - current	83,831	76,195
Other current liabilities	—	891,598
Total current liabilities	15,153,831	5,156,604
Non-current liabilities
Deferred tax liabilities	—	757,675
Operating lease liabilities - non-current	—	63,617
Total non-current liabilities	—	821,292
Total liabilities	15,153,831	5,977,896

Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized 53,600,790 and 46,006,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	$53,601	$46,006
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	11,700	11,700
Additional paid-in capital	18,727,294	11,834,121
(Accumulated deficit) retained earnings	(5,945,480)	5,220,238
Noncontrolling interests	32,008	—
Total stockholders’ equity	12,879,123	17,112,065
Total liabilities and stockholders’ equity	$28,032,954	$23,089,961

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows (used in) provided by operating activities:
Net (loss) income	$(7,106,475)	$452,176	$(11,205,942)	$1,581,399
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Bad debt expense (recovery)	1,891,247	(4,089)	1,888,293	1,901
Amortization expense	278,747	217,981	1,002,534	489,947
Provision for refund liability	383,854	1,413,345	492,256	2,369,088
Provision for credit losses on other receivables	2,582,529	—	3,322,302	—
Provision for credit losses on loans receivable	863,992	—	863,992	—
Deferred tax (benefit) expense	(2,150,909)	12,680	(3,449,020)	(53,867)
Interest expense (income), net	4,001	(16,003)	(27,997)	(48,001)
Financing transaction costs	799,630	—	799,630	—
Change in fair value of SEPA derivative liability	2,235	—	2,235	—
Change in fair value of convertible notes – FVO	69,502	—	69,502	—
Stock-based compensation expense	728,571	292,552	2,054,453	1,493,686
Changes in operating assets and liabilities:
Accounts receivable	3,477,408	416,592	(4,309,657)	776,574
Other receivables	(1,116,876)	(16,272)	(1,188,320)	(3,370,854)
Prepaid expenses and other assets	288,402	(335,424)	1,086,441	(897,331)
Operating lease right-of-use assets and liabilities, net	(606)	18	(1,817)	55
Accounts payable and accrued expenses	(1,636,874)	(224,639)	2,727,926	2,045,258
Income taxes payable	—	(34,944)	—	(205,253)
Other current liabilities	(403,854)	(1,500,000)	(1,403,854)	(1,500,000)
Net cash (used in) provided by operating activities	(1,045,476)	673,973	(7,277,043)	2,682,602

Cash flows used in investing activities:
Development of software	(842,164)	(744,841)	(1,801,287)	(2,358,213)
Net cash used in investing activities	(842,164)	(744,841)	(1,801,287)	(2,358,213)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock in connection with private investment in public equity financing, net of placement agent fees and escrow agent fees	—	—	6,381,000	—
Proceeds from the issuance of convertible notes payable, net of $350,000 discount	6,650,000	—	6,650,000	—
Payments of deferred offering costs	(230,027)	(43,685)	(473,635)	(150,024)
Payments of financing costs related to SEPA and convertible notes	(580,000)	—	(580,000)	—
Contributions from noncontrolling interests	—	—	71,428	—
Taxes paid related to net share settlement of equity awards	(339,909)	—	(512,980)	—
Net cash provided by (used in) financing activities	5,500,064	(43,685)	11,535,813	(150,024)

Increase (decrease) in cash and cash equivalents	3,612,424	(114,553)	2,457,483	174,365
Cash and cash equivalents, beginning of the period	6,514,813	8,138,166	7,669,754	7,849,248
Cash and cash equivalents, end of the period	$10,127,237	$8,023,613	$10,127,237	$8,023,613

Supplemental disclosures of cash flow information:
Cash paid for interest	$20,000	$—	$20,000	$—
Cash paid for income taxes	$—	$198,000	$10,035	$823,323

Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$64,285	$55,827	$64,285	$55,827
Accrued development of software included in accounts payable and accrued expenses	800,058	401,964	800,058	401,964
Accrued financing costs in accounts payable and accrued expenses	219,630	—	219,630	—
Reclassification of deferred offering costs to additional paid-in capital upon private investment in public equity financing	—	—	527,910	—
Stock-based compensation capitalized for software development	17,978	—	37,432	—

Investor Contact:

Health In Tech Investor Relations

ir@healthintech.com